UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2023

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36533	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4720 East Cotton Gin Loop, Suite 220,
Phoenix, Arizona 85040
(Address of principal executive offices)(Zip Code)
(877)830-0826
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
On July 31, 2023, MedAvail Holdings, Inc. filed a Certificate of Amendment of our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of our common stock, par value $0.001 per share, at a ratio of 1-for-50. The reverse stock split became effective at 5:00 p.m. Eastern time, on July 31, 2023.

As a result of the reverse stock split, every 50 shares of our issued and outstanding common stock is automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares of common stock will be entitled to receive their pro rata portion of the net proceeds obtained from the aggregation and sale by the exchange agent of the fractional shares resulting from the reverse stock split (reduced by any customary brokerage fees, commissions and other expenses). The reverse stock split will reduce the number of shares of common stock outstanding from 80,693,517 shares to approximately 1,613,870 shares, subject to minor adjustments due to the treatment of fractional shares. The number of authorized shares of our common stock will remain unchanged at 300,000,000 shares.

Proportionate adjustments will be made to the per share exercise price and the number of shares of our common stock that may be purchased upon exercise of outstanding stock options and warrants for our common stock, to the number of shares of our common stock that may be issued upon settlement of restricted stock units, and to the number of shares of common stock reserved for future issuance pursuant to the MedAvail Holdings, Inc. 2020 Equity Incentive Plan, the MedAvail Holdings, Inc. 2020 Employee Stock Purchase Plan and the MedAvail Holdings, Inc. 2022 Inducement Equity Incentive Plan.

Our common stock will begin trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market at the market open on August 1, 2023. The trading symbol for the common stock will remain “MDVL.” The new CUSIP number for the common stock following the reverse stock split is 58406B 202.

The foregoing summary of the terms of the Certificate of Amendment of our Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03. A copy of the Certificate of Amendment of our Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.
On July 31, 2023, the Company issued a press release announcing the reverse stock split. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MedAvail Holdings, Inc.
99.1	Press Release dated July 31, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: July 31, 2023	By:	/s/ Ramona Seabaugh
Ramona Seabaugh Chief Financial Officer